Exhibit 3.2

Excerpt of Emerson Electric Co. Bylaws

Marked to Show Changes to Article III, Sections 9, 10 and 11

Section 9. Special Meetings. Special meetings of the Board may be called by the Chairman or the Chief Executive Officer on notice given personally, by mail, by telephone, by e-mail or by facsimile to each Director given twenty-four (24) hours in advance of such meeting. Special meetings shall be called by the Chairman or the Chief Executive Officer in like manner and on like notice on the written request of any two Directors.

Section 10. Place of Meetings. Special meetings and regular meetings of the Board, other than the regular annual meeting, shall be held at such place within the City or County of St. Louis, Missouri, as may be specified in the notice of such meeting; provided that any meeting may be held elsewhere, within or without the State of Missouri, pursuant to resolution of the Board or pursuant to the call of the Chairman or the Chief Executive Officer. Members of the Board and its Committees may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 11. Notices. Notice of any meeting may be given by the Chairman, the Chief Executive Officer, any Vice Chairman, the President, any Vice President or the Secretary and shall specify the time and place of the meeting.

Excerpt of Emerson Electric Co. Bylaws

Marked to Show Changes to Article V

Section 1. Titles. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (herein the “Chairman”), a Chief Executive Officer, a President, at least one Vice President, a Secretary and a Treasurer. The Board may also elect one or more Vice Chairmen of the Board (herein “Vice Chairmen”), additional Vice Presidents, a Controller, one or more Assistant Controllers, and such other officers as the Board may deem appropriate. Any two or more of the aforesaid offices, except those of President and Vice President or President and Secretary, may be held by the same person. Vice Presidents of the Corporation may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President and the like.

Section 2. Election. The Board, at its annual meeting immediately following each annual meeting of the shareholders, shall elect a Chairman ~~and a President,~~ and may elect one or more Vice Chairmen, all of whom shall be Directors or Advisory Directors~~; and the~~. The Board shall also at such annual meeting elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, who may, but need not, be Directors or Advisory Directors. The Board may elect such other officers and agents as it shall determine necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. In connection with the election of any officer of the Corporation, the Board may determine that such officer, in addition to the title of the office to which he is elected, shall have a further title such as Chief Administrative Officer, Chief Operating Officer or such other title as the Board may designate, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these Bylaws for such office.

Section 3. Term. The officers of the Corporation shall hold office until their respective successors are elected and qualify. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the affirmative vote of a majority of the whole Board. Any vacancy occurring in any such office may be filled only by the Board.

Section 4. Chairman of the Board. The Chairman ~~shall be the~~ may but need not be an executive officer of the Corporation. The Chairman shall be Chairman of the Executive Committee of the Board; shall preside at all meetings of shareholders and Directors; and shall perform such other duties as the Board may prescribe.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be an executive officer of the Corporation. ~~In addition to his or her duties as Chairman and~~The Chief Executive Officer~~, the Chairman~~ shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board~~;~~. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and shall be responsible to the Board for the Corporation’s strategic development and operational results and for the conduct of the Corporation’s business and affairs in accordance with policies approved by the Board. The Chief Executive Officer shall have full authority with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in the absence or disability of a Vice Chairman or the President, shall exercise all of the powers and discharge all of the duties of such Vice Chairman or the President. The ~~Chairman shall be Chairman of the~~Chief Executive ~~Committee~~Officer, (i) in the absence or disability of the ~~Board;~~Chairman, (a) shall preside at ~~all~~ meetings of shareholders ~~and Directors~~, (b) if a member of the Board of Directors, shall preside at meetings of the Directors and shall otherwise exercise all the powers and discharge all of the duties of the Chairman; and (ii) shall perform such other duties as the Board ~~may~~shall prescribe.

Section 6. ~~Section 5.~~ President. The President shall be an executive officer of the Corporation. The President, (i) in the absence or disability of the Chairman and the Chief Executive Officer, (a) shall preside at meetings of shareholders, (b) if a member of the Board of Directors, shall preside at meetings of the Directors and shall otherwise exercise all the powers and discharge all of the duties of the Chairman and the Chief Executive Officer; and (ii) shall perform such other duties as the ~~Chairman~~Chief Executive Officer or the Board shall prescribe. The President shall have equal authority with the ~~Chairman~~Chief Executive Officer and the Vice Chairmen, if any, to sign and execute deeds, bonds, mortgages, contracts and other instruments of the Corporation.

Section 7. ~~Section 6.~~ Vice Chairmen of the Board. Vice Chairmen, if any, may but need not be executive ~~O~~officers of the Corporation. In the absence or disability of the ~~Chairman~~Chief Executive Officer and the President, the Vice Chairmen, in order of their seniority with the Corporation, shall perform the duties and exercise the powers of the President. The Vice Chairmen shall perform such other duties, and have such other powers as the ~~Chairman~~Chief Executive Officer or the Board may, from time to time, prescribe. Each Vice Chairman shall have equal authority with the ~~Chairman~~Chief Executive Officer and the President with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation.

Section 8. ~~Section 7.~~ Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in order of seniority, in the absence or disability of the ~~Chairman~~Chief Executive Officer, the President and all Vice Chairmen, shall perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the ~~Chairman and~~ Chief Executive Officer or the Board may, from time to time, prescribe.

Section 9. ~~Section 8.~~ Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board in books to be kept for that purpose, shall perform like duties for Committees of the Board when required, and shall perform such other duties as may be prescribed by the Board, the ~~Chairman~~Chief Executive Officer, any Vice Chairman, or the President. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

Section 10. ~~Section 9.~~ Treasurer and Assistant Treasurers. The Treasurer shall have charge of the funds of the Corporation; shall keep the same in depositories designated by the Board or by officers of the Corporation authorized by the Board to make such designation; shall cause said funds to be disbursed upon checks, drafts, bills of exchange or orders for the payment of money signed in such manner as the Board or authorized officers of the Corporation may, from time to time, direct; shall perform such other duties as directed by the Board, the ~~Chairman~~Chief Executive Officer or other senior officers; and, if required by the Board, shall give bond for the faithful performance of his or her duties in such form and amount as may be determined by the Board. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other duties and powers as the Board may prescribe.

Section 11. ~~Section 10.~~ Controller and Assistant Controllers. The Controller, if one is elected by the Board, shall have charge of the accounting records of the Corporation; shall keep full and accurate accounts of all receipts and disbursements in books and records belonging to the Corporation; shall maintain appropriate internal control and auditing of the Corporation; and shall perform such other duties as directed by the Board, the ~~Chairman~~Chief Executive Officer or other senior officers. The Assistant Controller or, if there be more than one, the Assistant Controllers, in the order determined by the Board, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall have such other duties and powers as the Board may prescribe.

Section 12. ~~Section 11.~~ Appointed Officers. In addition to the corporate officers elected by the Board as hereinabove in this Article V provided, the ~~Chairman~~Chief Executive Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the ~~Chairman~~Chief Executive Officer may deem appropriate. The ~~Chairman~~Chief Executive Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments with or without cause. Such appointments and termination of appointments shall be reported periodically to the Board.

Excerpt of Emerson Electric Co. Bylaws

Marked to Show Changes to Article VI, Section 2

Section 2. Signatures on Certificates. Every share certificate shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President; and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; and shall be sealed with the Corporation’s seal which may be facsimile, engraved or printed. The signature of any of the foregoing officers on any share certificate may be a facsimile signature.

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